UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 16, 2015

SkyWest, Inc.

(Exact Name of Registrant as Specified in its Charter)

Utah	0-14719	87-0292166
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

444 South River Road
St. George, Utah	84790
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:

(435) 634-3200

N/A

(Former name, former address, and formal fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 16, 2015, SkyWest, Inc. (the “Company”) announced the appointment of Russell A. “Chip” Childs as Chief Executive Officer of the Company, and the election of Mr. Childs to the Company’s board of directors (the “Board”).  Mr. Childs will continue to serve as President of the Company.  The Company also announced that Jerry C. Atkin, who has served as the Chief Executive Officer of the Company since 1975, will resign from and cease as Chief Executive Officer, but will continue to serve as a director and the Chairman of the Board.  The Company expects that Mr. Childs’ appointment as Chief Executive Officer of the Company, Mr. Childs’ election to the Board, and Mr. Atkin’s resignation as Chief Executive Officer of the Company will all become effective January 1, 2016.

Mr. Childs, who is 47 years old, has been serving as President of the Company since May 12, 2014.  Prior to his appointment as President of the Company, Mr. Childs served as the President and Chief Operating Officer of SkyWest Airlines, Inc., a wholly-owned subsidiary of the Company (“Skywest Airlines”) from April, 2007 until May 12, 2014, and as Vice President — Controller and Senior Director/Controller of the Company from 2001 until April, 2007.

Mr. Childs’ compensation will not change in connection with the foregoing announcement; however, the Company anticipates that Mr. Childs’ compensation will be adjusted following the effective date of his appointment as the Chief Executive Officer of the Company in the ordinary course of the Board’s review of the compensation of the Company’s executive officers.

Item 7.01 Regulation FD Disclosure.

On November 16, 2015, the Company issued a press release announcing the leadership changes described above.  A copy of that press release is attached to this Report as Exhibit 99.1.

SkyWest undertakes no duty or obligation to publicly update the information contained in this Report, although it may do so from time to time as it determines or believes is necessary. Any updates may be made through the filing of other reports with the U.S. Securities and Exchange Commission, through press releases, or by other means of public disclosure.

The information contained in this Report, and in the attached exhibits, is being furnished and shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is not deemed incorporated by reference by any general statements incorporating by reference this Report or future filings into any filings under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that SkyWest specifically incorporates the information by reference. By filing this Report and furnishing this information, SkyWest makes no admission or statement as to the materiality of any information in this Report or in the attached exhibits that is required to be disclosed solely by reason of Regulation FD.

Forward-Looking Statements

In addition to historical information, this Report (and the attached exhibit) may contain forward-looking statements.  The Company may, from time to time, make written or oral forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements encompass the Company’s beliefs, expectations, hopes or intentions regarding future events.  Words such as “forecasts”, “expects,” “intends,” “believes,” “anticipates,” “estimates”, “should,” “likely” and similar expressions identify forward-looking statements.  All forward-looking statements included in this Report are made as of the date hereof and are based on information available to the Company as of such date.  The actual timing and events related to the anticipated appointment of Mr. Childs, the anticipated resignation of Mr. Atkin, and the anticipated review and adjustment of Mr. Childs’ compensation, may vary from the information set forth in this Report for various reasons. The Company assumes no obligation to update any forward-looking statement.  Readers should note that many factors could affect the future operating and financial results of the Company, SkyWest Airlines or ExpressJet Airlines, Inc. and could cause actual results to vary materially from those expressed in forward-looking statements set forth in this Report.

Item 9.01                                           Financial Statements and Exhibits

(d)                                 Exhibits

99.1                        Press Release, entitled “Chip Childs to Succeed Jerry Atkins as SkyWest, Inc. CEO, Effective January 1, 2016,” issued by the Company, dated November 16, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SkyWest, Inc.

Dated: November 17, 2015	By	/s/ Eric J. Woodward
Eric J. Woodward, Chief Accounting Officer